UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 3, 2011

WILLDAN GROUP, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-33076	14-1951112
(State of other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2401 East Katella Avenue, Suite 300, Anaheim, California 92806

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (800) 424-9144

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 240.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                                             Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements with Certain Officers.

(e)                                                                                Compensatory Arrangements with Certain Officers.

On May 3, 2011, the Board of Directors (the “Board”) of Willdan Group, Inc. (the “Company”) approved the Company’s entering into amended and restated employment agreements (the “Employment Agreements”) with each of Dr. Thomas D. Brisbin, the Company’s President and Chief Executive Officer, Kimberly D. Gant, the Company’s Chief Financial Officer, Senior Vice President and Treasurer, and Marc Tipermas, the Company’s President of National Programs.  The following summary of the Employment Agreements is qualified in its entirety by the text of the Employment Agreements, copies of which are attached hereto as Exhibits 10.1, 10.2 and 10.3, respectively, and incorporated herein by reference.

Each of the Employment Agreements provides for the executive to receive a base salary and an annual incentive bonus as determined by the Compensation Committee of the Board.  The current annual base salary rate for each executive is as follows: Dr. Brisbin - $250,000; Ms. Gant - $230,000; and Mr. Tipermas - $230,000.  The annual target bonus for each executive under the Employment Agreement is 100% of the executive’s annual base salary in the case of Dr. Brisbin and 50% of the executive’s annual base salary in case of Ms. Gant and Mr. Tipermas.  Each executive is also entitled to participate in the Company’s benefit plans made available to the Company’s employees generally.

If the executive’s employment with the Company is terminated by the Company without cause or by the executive for good reason (as such terms are defined in the Employment Agreements), the executive will be entitled to a severance benefit equal to, in the case of Dr. Brisbin, two times his base salary at the annualized rate then in effect, and in the case of Ms. Gant and Mr. Tipermas, one times the executive’s base salary at the annualized rate then in effect.  In addition, the executive would be entitled to payment of his or her target bonus for the year in which such a termination of employment occurs.  Ms. Gant and Mr. Tipermas would also be entitled to payment by the Company of the cost of the executive’s COBRA premiums for continued health coverage for the executive and his or her eligible dependents for up to 12 months following the termination date.  Upon the termination of his employment for any reason other than by the Company for cause, Dr. Brisbin would be entitled to continued medical insurance coverage by the Company for Dr Brisbin and his spouse and dependent children, such coverage generally to continue until the date he attains age 65 or becomes eligible for coverage under the health plan of a future employer.  In each case, the executive’s right to receive the severance benefits described above is contingent on the executive’s providing a general release of claims in favor of the Company and complying with certain non-solicitation and other restrictive covenants set forth in the Employment Agreement.

Item 9.01                                             Financial Statements and Exhibits.

(d)          Exhibits

10.1                                                           Employment Agreement, dated as of May 3,  2011, by and between Willdan Group, Inc. and Thomas D. Brisbin

10.2                                                           Employment Agreement, dated as of May 3, 2011, by and between Willdan Group, Inc. and Kimberly D. Gant

10.3                                                           Employment Agreement, dated as of May 3, 2011, by and between Willdan Group, Inc. and Marc Tipermas

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Willdan Group, Inc.
(Registrant)

		By:	/s/ Kimberly D. Gant
Date:	May 4, 2011		Kimberly D. Gant
Chief Financial Officer